Exhibit 99.1

SITO Mobile Reports Fourth Quarter and Fiscal 2015 Financial Results with Record Company Revenues

60% Year-over-Year Revenue Growth
Seven Sequential Quarters of Media Placement Revenue Growth

JERSEY CITY, N.J., November 24, 2015 (GLOBE NEWSWIRE) -- SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform, today announced results for its fiscal fourth quarter and fiscal year ended September 30, 2015.

Highlights:

•	Q4 2015 total revenue was $4,514,333, a 50% increase over Q4 2014.
•	Improvement was led by high growth in SITO’s Media Placement revenue, which jumped more than 5 times to $3,023,222 in Q4 2015 compared to $556,859 Q4 2014.
•	Media placement revenue increased by 40% sequentially in Q4 2015 compared to Q3 2015.
•	SITO’s Q4 and Full Year 2015 results demonstrate continued revenue diversification, with media placement revenue delivering 67% of total revenue and mobile messaging contributing 30% of total revenue.
•	For the full fiscal year ended September 30, 2015, revenue increased to $15.8 million from $9.9 million for the full fiscal year 2014, a 60% year-over-year revenue increase.

“Our strong top line growth demonstrates the tremendous progress we’ve made at SITO in the past year and we enter fiscal year 2016, a stronger, much better positioned and more diversified company,” said Jerry Hug, CEO of SITO Mobile. “We delivered on our 2015 plan, rapidly growing revenues while maintaining strong gross profits. The year’s success was fueled through building on our July 2014 acquisition of DoubleVision Networks, Inc., expanding our direct sales force, adding solid new sales partners, enhancing our product offerings and acquiring Hipcricket’s media placement business in July 2015. According to eMarketer, the U.S. mobile advertising market exceeds $30 billion annually and is expected to more than double in the next 5 years, driven by the increasing prevalence and use of smartphones and, as demand increases, we believe that we are well positioned as a market leader in location-based advertising and mobile marketing. Thus far in the current quarter, we’re seeing continued media placement revenue momentum, with strong sequential growth in revenue bookings and backlog, signaling a great start for fiscal year 2016.”

Hug continued, “On the corporate side, SITO’s common stock commenced trading on the NASDAQ Capital Market in August 2015, achieving our goal to raise our profile in order to attract a broader range of institutional investors.”

More Results:

•	Media placement revenue accounted for 67% of total revenue for Q4 2015, compared to 19% of total revenue for the Q4 2014, and 59% of total revenue for the Q3 2015.
•	For the full fiscal year 2015, media placement revenue accounted for 51% of total revenue, compared to 8% for the full fiscal year 2014.
•	Growth in media placement revenue comes from sales of mobile advertising campaigns that leverage the Company’s programmatic, location-based ad-serving platform acquired from DoubleVision and for the last two months of the fiscal year, enhanced technology acquired from Hipcricket, Inc.
•	Gross profit for Q4 2015 nearly doubled, increasing by 73% to $3,001,549, compared to $1,733,726 for Q4 2014 and $2,236,074 for Q3 2015. - SITO Mobile's gross margin grew to 66% for the Q4 2015, versus a 58% gross margin for Q4 2014 and 61% in Q3 2015.
•	SITO Mobile reported a Q4 2015 net loss of ($2,616,071), or ($0.16) per share, including a one-time $831,000 impairment charge for an intangible asset as compared to a net loss of ($1,597,145), or ($0.11) per share, for Q4 2014.
•	Gross profit for the full year fiscal 2015 was $9,451,851, a 61% increase from $5,865,070 for the full year fiscal 2014.
•	Gross margin was 60% for the year ended September 30, 2015, compared to 64% for the year ended September 30, 2014.
•	For the full year 2015, SITO’s Adjusted EBITDA loss decreased to ($1,550,585) primarily driven by our significant revenue growth, but dampened by up-front costs associated with new hires in our sales and marketing function and compares to an EBITDA loss of ($3,448,210) for the full year ended September 30, 2014.

Conference Call Information:

Date: Tuesday, November 24, 2015
Time: 4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8293
Dial in Number for International Callers (Outside of the U.S. & Canada): 201-689-8349

Participating on the call will be SITO Mobile's Chief Executive Officer Jerry Hug and Chief Financial Officer Kurt Streams. The Company plans to issue an earnings release prior to the call. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time

A replay will be available for 2 weeks starting on November 24, 2015 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13624461.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, sales growth, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

[FINANCIAL TABLES TO FOLLOW]

SITO Mobile, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Wireless applications	$1,346,642	$2,352,293	$7,163,037	$8,196,761
Licensing and royalties	144,469	94,520	552,589	916,438
Media placement	3,023,222	556,859	8,093,841	758,359
Total Revenue	4,514,333	3,003,672	15,809,467	9,871,558
Cost of Revenue	1,512,784	1,269,946	6,357,616	4,006,488
Gross Profit	3,001,549	1,733,726	9,451,851	5,865,070
Operating Expenses
General and administrative (including stock based compensation)	2,240,833	2,516,931	6,225,370	7,996,192
Sales and marketing (including stock based compensation)	1,849,018	480,966	4,729,228	1,258,259
Depreciation and amortization	208,891	142,110	419,530	312,846
Research and development	12,613	10,503	47,838	58,829
Non-recurring loss on impairment of long-lived asset	831,000	-	831,000	-
Total operating expenses	5,142,355	3,150,510	12,252,966	9,626,126
Loss from operations	(2,140,806)	(1,416,784)	(2,712,624)	(3,761,056)
Other Income (Expenses)
Interest income	172	-	54,495	-
Interest expense	(475,437)	(180,361)	(1,781,573)	(749,458)
Net loss before income taxes	(2,616,071)	(1,597,145)	(4,528,193)	(4,510,514)
Provision for income taxes	-	-	-	-
Net loss	$(2,616,071)	$(1,597,145)	$(4,528,193)	$(4,510,514)
Basic and diluted loss per share	$(0.16)	$(0.11)	$(0.29)	$(0.31)
Weighted average shares outstanding	16,422,988	14,864,167	15,632,148	14,374,967

SITO Mobile, Ltd.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$2,004,139	$620,185
Accounts receivable, net - current portion	4,265,481	2,443,308
Other prepaid expenses	312,606	233,541
Total current assets	6,582,226	3,297,034

Property and equipment, net	610,161	236,706

Other assets
Accounts receivable, net	225,000	450,000
Capitalized software development costs, net	1,403,397	639,416
Intangible assets:
Patents	493,952	447,427
Patent applications cost	826,074	609,010
Software license	-	831,000
Other intangible assets, net	1,837,227	-
Goodwill	6,444,225	3,482,884
Deferred loan costs, net	92,842	-
Other assets including security deposits	83,576	113,291
Total other assets	11,406,293	6,573,028
Total assets	$18,598,680	$10,106,768

SITO Mobile, Ltd.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2015	2014

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,339,189	$1,651,805
Accrued expenses	809,081	501,122
Accrued compensation - related party	253,016	598,592
Deferred revenue	595,669	378,257
Current obligation under capital lease	15,858	16,661
Note payable, net - current portion	3,575,024	-
Convertible debentures - related party	-	643,973
Convertible debentures - unrelated parties	-	3,646,926

Total current liabilities	7,587,837	7,437,336

Long-term liabilities
Obligations under capital lease	7,023	12,718
Note payable	5,690,124	-

Total long-term liabilities	5,697,147	12,718

Total liabilities	13,284,984	7,450,054

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized;
none outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized,
17,155,478 shares issued and outstanding as of September 30, 2015
and 15,072,863 shares issued and outstanding as of September 30, 2014	17,156	15,073
Additional paid-in capital	144,234,264	137,051,172
Accumulated deficit	(138,937,724)	(134,409,531)

Total stockholders' equity	5,313,696	2,656,714

Total liabilities and stockholders' equity	$18,598,680	$10,106,768

Non-GAAP Financial Measures

This press release uses Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA should not be considered a replacement for, and should be read together with, the most comparable GAAP financial measure, which is Operating Profit (Loss). A reconciliation of Adjusted EBITDA to Operating Profit (Loss) is included herein.

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release, including EBITDA. The Company believes that non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition transactions effected by the Company. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Management uses Adjusted EBITDA in managing and analyzing its business and financial condition. Management believes that the presentation of non-GAAP financial measures provides investors greater transparency into ongoing results of operations allowing investors to better compare the Company's results from period to period.

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,
	2015	2014	2015	2014

Adjusted EBITDA
Net loss	$(2,616,071)	$(1,597,145)	$(4,528,193)	$(4,510,514)
Adjustments to reconcile net loss to Adjusted EBITDA:
Provision for income taxes	-	-	-	-
Depreciation and amortization expense	208,891	142,110	419,530	312,846
Interest expense, net	475,265	180,361	1,727,078	749,458
Loss on impairment of long-lived asset	831,000	-	831,000	-
Adjusted EBITDA	(1,100,915)	(1,274,674)	(1,550,585)	(3,448,210)

Contact:

Investor Relations:

Robert Haag

IRTH Communications

sito@irthcommunications.com

866-976-4784

Media Relations:

Matthew Bretzius

FischTank Marketing and PR

matt@fischtankpr.com